                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             X-RITE, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             X-RITE, INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418

                NOTICE OF ANNUAL MEETING TO BE HELD MAY 20, 1998

     The Annual Meeting of Shareholders of X-Rite, Incorporated will be held at the Grand Valley State University Eberhard Center, 301 West Fulton Street, Grand Rapids, Michigan, on Wednesday, May 20, 1998, at 4:30 p.m., for the following purposes:

          1. To elect three directors as set forth in the accompanying Proxy Statement.

          2. To act upon a proposal to amend the Company's Articles of Incorporation with respect to the size of the Board of Directors.

          3. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 20, 1998, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. If you attend the meeting in person, you may withdraw your Proxy and vote your shares in person if you wish.

                                          By Order of the Board of Directors
                                          DUANE F. KLUTING
                                          Secretary

April 8, 1998
Grandville, Michigan

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418
                            ------------------------

                                PROXY STATEMENT
                                 APRIL 8, 1998
                            ------------------------

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of X-Rite, Incorporated (the "Company") on or about April 8, 1998, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 1998, at 4:30 p.m. at the Grand Valley State University Eberhard Center, 301 West Fulton Street, Grand Rapids, Michigan.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy. Where shareholders specify a choice by marking on the Proxy card, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees in the Proxy, and in the discretion of the Proxy voters on any other matter voted upon at the meeting. A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $4,500, plus expenses. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

     March 20, 1998, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date 21,160,191 shares of the Company's common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of nine (9) members, divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. Ted Thompson, Ronald A. VandenBerg, and Dr. Peter M. Banks, as described in the following table, have been nominated for election to three year terms expiring in 2001.

     Unless otherwise specifically directed by a marking on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     Directors are elected by a plurality of the votes cast by shareholders. Therefore, the nominees for each class receiving the most affirmative votes cast will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes against any candidate will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF DIRECTORS AND NOMINEES                               SERVICE AS A DIRECTOR
-----------------------------------------------------------------------------------------------------
                                Nominees For Terms to Expire in 2001

Dr. Peter M. Banks (60) is the President, Chief Executive
Officer and Chairman of the Board of ERIM, International,
Inc., a high technology research and development defense systems company headquartered in Ann Arbor, Michigan, and he has held that position since 1995. From 1990 to 1995 Dr.
Banks was the Dean of Engineering at the University of Michigan. He also serves as a director of Tecumseh Products, Inc.

Ted Thompson (68) is the Chairman of the Board and Chief           Director since 1958
Executive Officer of X-Rite, Incorporated, and he has held         Chairman of the Board and  Chief
that position for more than five years. Mr. Thompson also          Executive Officer  Member of
serves as a director of Gentex Corporation.                        Nominating  Committee

Ronald A. VandenBerg (58) is a Business Unit Vice President        Director since 1989
of Donnelly Corporation, a manufacturer of glass related           Chairman of Compensation
products for the automotive and electronics industries,            Committee and Member of
headquartered in Holland, Michigan. Mr. VandenBerg has held        Nominating Committee
several executive positions with Donnelly for many years.

                                Directors Whose Terms Expire in 2000

Rufus S. Teesdale (77) has been retired for more than five         Director since 1958
years. Prior to retirement he was a Partner in Loan Services       Chairman of Audit Committee
and Systems in Glen Ellyn, Illinois (a software supplier to
financial institutions).

Charles VanNamen (72) has been retired for more than five          Director since 1958
years. Prior to retirement he was a Senior Engineer with the       Member of Audit and
Instrument Division of Lear Siegler, Inc., in Grand Rapids,        Compensation Committees
Michigan (a manufacturer of aerospace instruments).

Richard E. Cook (52) is the President and C.O.O. of Cascade        Director since 1997
Engineering headquartered in Grand Rapids, Michigan, and he        Member of Compensation and
has held that position for more than five years.                   Nominating Committees

                                Directors Whose Terms Expire in 1999

Stanley W. Cheff (56) is the President and Chief Executive         Director since 1996
Officer of Wolverine Building, Inc., a construction firm           Chairman of Nominating
headquartered in Grand Rapids, Michigan, and he has held           Committee and member of
that position for more than five years.                            Compensation Committee

Dr. Marvin G. DeVries (64) is an economics consultant, and         Director since 1986
he served as a Professor of Economics at the F.E. Seidman          Member of Audit Committee
School of Business, Grand Valley State University,
Allendale, Michigan, for more than five years prior to his
retirement in 1994. In addition, Dr. DeVries served as Dean
of the Business School from 1973 to 1988.

James A. Knister (60) is Group Managing Director -- Ventures       Director since 1996
of Donnelly Corporation, a manufacturer of glass related           Member of Audit and
products for the automotive and electronics industries,            Nominating Committees
headquartered in Holland, Michigan, and he has held that
position since 1996. Previously, Mr. Knister has held
several executive positions with Donnelly for many years.
Mr. Knister also serves as a director of Applied Films
Corporation.
-----------------------------------------------------------------------------------------------------

     The Company has an Audit Committee which recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit and their audit report. This Committee met on two occasions during the fiscal year ended January 3, 1998.

     The Company has a Compensation Committee which makes recommendations to the Board regarding annual remuneration of the Company's executive officers, and which is responsible for administering the Company's various incentive plans involving the Company's common stock. This Committee met on four occasions during the fiscal year ended January 3, 1998. A report from this Committee appears infra under the caption Report on Executive Compensation.

     The Company has a Nominating Committee that is responsible for recommending to the Board of Directors annually a slate of nominees for election as directors to be submitted to the shareholders of the Company at the Annual Meeting. The Committee is also responsible for recommending nominees to fill vacancies that may occur at other times. The Committee will consider persons suggested as nominees by shareholders, and suggestions should be sent to the Nominating Committee c/o the Company's Secretary at its headquarters. This Committee met on one occasion during the fiscal year ended January 3, 1998.

     The Board of Directors met six times during the past fiscal year, and all directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and meetings of committees on which they served.

PROPOSAL TO AMEND ARTICLES

     Article IV of the Company's Articles of Incorporation currently provides that the Board of Directors shall consist of nine members. At a meeting held on March 17, 1998, the Board of Directors unanimously adopted a resolution approving an amendment to that provision of the Articles of Incorporation and recommended the amendment for approval by the Company's shareholders. The amendment specifies, in Section B, that the Board of Directors shall consist of at least six, but not more than nine members, with the specific number to be established by the Board of Directors from time to time.

     Whenever a vacancy occurs on the Board of Directors, under the current Articles the Company is obligated fill that vacancy. Moreover, if the vacancy occurs a short time in advance of an Annual Meeting of Shareholders, the Board of Directors comes under considerable pressure to find a nominee appropriate to fill that position for presentation to the shareholders for election. It is the unanimous belief of the Company's directors that the Company would be best served by permitting the Board of Directors to determine when, and if vacancies should be filled, subject to the limitation that there would always be at least six directors. In this manner, the Board of Directors would be afforded the opportunity to carefully seek out and evaluate nominees with the abilities and experiences most appropriate to the needs of the Company at the time a vacancy occurs. Under the Company's Articles of Incorporation, any director appointed by the Board to fill a vacancy, including any vacancy created by an increase in the size of the Board, shall hold office only until the next annual meeting of shareholders.

     Section C of Article IV also will require modification since this Section currently specifies that the Board of Directors shall be divided into three classes with three directors in each class. If the proposed amendment is adopted, there may be fewer than nine directors holding office. Accordingly, the proposed amendment will modify Section C by specifying that the directors shall be divided into three classes as nearly equal in number as possible. The proposed amendment is as follows:

                                   ARTICLE IV

          B. Size of Board. The Board of Directors shall consist of at least six, but not more than nine members and the specific number of directors to be elected or appointed within such limits shall be as determined by the Board of Directors from time to time.

          C. Classification of Board. Directors shall be divided into three classes and each class shall be as nearly equal in number as possible to the other classes. At each annual meeting of shareholders, directors shall be elected to serve for a term which expires at the third annual meeting of the shareholders following the meeting of shareholders at which the director is elected, or for such shorter term where necessary to balance the number of directors in each of the three classes of directors.

     The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article IV is required for approval.

     The Board of Directors recommends a vote FOR adoption of the proposed amendment.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of March 2, 1998.

                                                      AMOUNT AND NATURE OF OWNERSHIP
                                               ---------------------------------------------
            NAME AND ADDRESS OF                SHARES BENEFICIALLY   EXERCISABLE
              BENEFICIAL OWNER                      OWNED(1)         OPTIONS(2)      TOTAL     PERCENT OF CLASS
---------------------------------------------------------------------------------------------------------------
Rufus S. Teesdale                                   1,514,853           30,000     1,544,853          7.2
3152 E. Gatehouse, S.E.
Grand Rapids, MI 49546
Ted Thompson                                        1,528,300(3)       120,000     1,648,300          7.2
3100 44th Street
Grandville, MI 49418
Joan Mariam Andrew                                      2,229           30,000        32,229       *
Dr. Peter M. Banks                                         --               --            --       *
(director nominee)
Bernard J. Berg                                        12,985           73,000        85,985       *
Stanley W. Cheff                                        3,000           20,000        23,000       *
Robert D. Claflin                                       1,325            4,000         5,325       *
Richard E. Cook                                            --           10,000        10,000       *
Dr. Marvin DeVries                                      1,596           62,000        63,596       *
Duane F. Kluting                                       19,711(4)        67,000        86,711       *
James A. Knister                                        2,000           20,000        22,000       *
Ronald A. VandenBerg                                    8,000           62,000        70,000       *
Charles VanNamen                                      691,000(5)        40,000       731,000          3.3
All Directors, Director Nominee and
  Executive Officers as a Group (15 persons)        3,786,797          578,500     4,365,297         17.9


--------------------------------------------------------------------------------

 *  Less than one percent

(1) Except as disclosed in the footnotes below, each person named in the table has sole voting and investment power with respect to the issued shares listed in this column.

(2) This column reflects shares subject to options exercisable within 60 days.

(3) Includes 160,000 shares issued to a trust established by Mr. Thompson's wife, and he disclaims beneficial ownership of those shares.

(4) Includes 13,469 shares issued to a trust established by Mr. Kluting's wife, and he disclaims beneficial ownership of those shares.

(5) Includes 265,900 shares issued to a trust established by Mr. VanNamen's wife, and he disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains information regarding ownership of the Company's common stock by persons or entities beneficially owning more than five percent (5%) of the Company's common stock. The content of this table is based upon information contained in Schedule 13G furnished to the Company. The individuals listed in this table are founders and former directors of the Company.

                    NAME AND ADDRESS OF                           AMOUNT AND NATURE OF      PERCENT OF
                      BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP        CLASS
------------------------------------------------------------------------------------------------------
Leonard C. Blanding                                                    1,437,132               6.8
6600 Tanglewood, S.E.
Grand Rapids, MI 49546

Lawrence E. Fleming                                                    1,600,000               7.6
6200 Hall St., S.E.
Grand Rapids, MI 49546

Quinten E. Ward                                                        1,204,100               6.0
2251 N. Rampart Blvd., Suite 102
Las Vegas, NV 89128

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                 ANNUAL             --------------------------
                                              COMPENSATION          RESTRICTED      SECURITIES
                                          --------------------        STOCK         UNDERLYING       ALL OTHER
                                          SALARY        BONUS        AWARD(S)        OPTIONS        COMPENSATION
          EXECUTIVE             YEAR        ($)        ($)(1)       ($)(1)(2)          (#)             ($)(3)
----------------------------------------------------------------------------------------------------------------
Ted Thompson                    1997      289,455      121,510            --          20,000           18,410
  Chairman and Chief            1996      270,000       44,213            --          20,000           14,219
  Executive Officer and         1995      280,947       20,200            --          20,000           13,650
     President

Bernard J. Berg                 1997      155,961       65,643            --          15,000            3,236
  Vice President --             1996      148,910        9,622        14,373          10,000            3,909
  Engineering                   1995      147,841       10,900            --          10,000            3,691

Duane F. Kluting                1997      150,894       63,548            --          15,000            3,461
  Vice President --             1996      143,743        9,577        13,763          10,000            3,743
  Chief Financial Officer       1995      142,621       10,600            --          10,000            3,593

Joan Mariani Andrew             1997      131,750       55,692            --          15,000            2,741
  Vice President -- Sales       1996      121,726       10,017        14,983          10,000              440
  and Marketing

Robert D. Claflin               1997      168,504       25,000            --           5,000            5,297
  President,                    1996      148,877       34,024            --           2,000            5,297
  Labsphere, Inc.
----------------------------------------------------------------------------------------------------------------

(1) The after tax portion of bonuses paid to the executive officers of the parent company may be converted into common stock of the Company, at the election of the executive, pursuant to the Company's Cash Bonus Conversion Plan. Bonuses are converted at a discount of 50 percent from the market value of the stock at the time the bonus is determined, but the shares received are subject to certain restrictions on transfer and risks of forfeiture. Restricted Stock Awards shown above are the result of such bonus conversions.

(2) The values shown in this column represent the aggregate market value at the date of grant for shares of restricted stock acquired pursuant to the Company's Cash Bonus Conversion Plan. Restrictions lapse as to 20 percent of the shares six months after grant and as to 20 percent on each of the first four anniversaries of the grant date, or as to all shares in the event of death, disability, retirement, or change in control of the Company. Dividends will be paid on these shares to the same extent paid on the Company's common stock generally. Restricted shares held at the close of the Company's fiscal year were Mr. Berg 1,508 shares, Ms. Andrew 1,572 shares, and Mr. Kluting 2,844 shares. Corresponding net market values as of that same date were Mr. Berg $27,521, Ms. Andrew $28,689, and Mr. Kluting $51,903.

(3) These amounts represent "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributable to each named executive officer.
                            ------------------------

     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                    --------------------------------------------------------------
                                    OPTIONS      PERCENT OF OPTIONS      EXERCISE                        GRANT DATE
                                    GRANTED        GRANTED TO ALL          PRICE        EXPIRATION      PRESENT VALUE
           EXECUTIVE                  (1)            EMPLOYEES           ($/SH)(2)         DATE            ($)(3)
---------------------------------------------------------------------------------------------------------------------
Ted Thompson                        20,000              11.1               15.63         1/20/07           124,600
Bernard J. Berg                     15,000               8.4               15.63         1/20/07            93,450
Duane F. Kluting                    15,000               8.4               15.63         1/20/07            93,450
Joan Mariani Andrew                 15,000               8.4               15.63         1/20/07            93,450
Robert D. Claflin                    5,000               2.8               15.00          4/9/07            30,550
---------------------------------------------------------------------------------------------------------------------

(1) Options become exercisable one year after the date of grant.

(2) The price may be paid in cash or by the surrender of outstanding shares.

(3) Present value calculated under the Black-Scholes Valuation Model, assuming
    6.29 percent on 1/20/97 and 6.77 percent on 4/19/97 risk-free rates of return, .50 percent dividend yield, .35 percent volatility, and exercise in 5 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS AT
                            SHARES          VALUE                 YEAR-END(#)                      FISCAL YEAR-END($)
                          ACQUIRED ON      REALIZED      ------------------------------      ------------------------------
                          EXERCISE(#)        ($)         EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
Ted Thompson                    --              --         100,000           20,000            525,000           52,500
Bernard J. Berg                 --              --          58,000           15,000            413,188           39,375
Duane F. Kluting                --              --          52,000           15,000            306,125           39,375
Joan Mariani Andrew             --              --          15,000           15,000             55,000           39,375
Robert D. Claflin               --              --           4,000            5,000              7,500           16,250

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently comprised of four members, and all members are outside directors; i.e., none is an employee of the Company. The Committee makes recommendations to the Board of Directors with respect to all executive compensation except for the award of stock-based incentives, which are the exclusive prerogative of the Committee.

     The Compensation policies established for executive officers are designed to assure the Company's ability to attract, motivate, and retain competent and dedicated senior management. In constructing and applying these policies, a conscious effort is made to identify and evaluate the executive compensation programs for comparable employers, considering such factors as geographic and industry influences, relative sizes, growth stages, and market capitalizations. With the assistance of a consulting firm, the Committee has established a peer group of corporations that it uses for compensation comparison purposes.

     In general, compensation packages for executive officers are composed of three elements: base salary, annual bonus, and stock-based incentives. Base salary for an executive is determined by the executive's responsibility and the Company's need to be competitive in the market for executive services. Bonus compensation is based on achievement of corporate goals. Stock-based incentives are intended to strengthen the alignment of interests between shareholders and senior management and to address long-term performance.

     In the early part of 1997, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer for all other executive officers, and made such adjustments as they thought appropriate, based upon salary survey data for comparable employers, economic conditions in general, and individual evaluations by the Chief Executive Officer. Annual salary for the Chief Executive Officer was reviewed independently by the Committee and adjusted based upon the same considerations for other executive salaries, plus the Committee's evaluation of his performance as corporate leader.

     At the same time, the Committee established an annual bonus program for fiscal 1997 that is applicable to all executive officers. The program has two components. One component is based on individual performance as determined by the Compensation Committee, in conjunction with the Chief Executive Officer with respect to other officers. A second component is based upon Company-wide performance as measured by increases in economic value added ("EVA"), where EVA is defined roughly to be the dollar amount by which the Company's operating income exceeds its cost of capital. The bonuses for the Company's most highly compensated officers are reported in the Summary Compensation Table contained in this Proxy Statement.

     The Committee also awarded stock options to seven executives during 1997 under the Employee Stock Option Plan, including the grants to the named executives detailed in the foregoing table captioned Option Grants in Last Fiscal Year. The options awarded to the executives, other than the Chief Executive Officer, were awarded based upon recommendations from the Chief Executive Officer, taking into account for each executive his contribution to success in prior periods by achieving agreed upon goals, and his ability and willingness to influence success in the future by striving to achieve individual and corporate goals. The Chief Executive Officer was awarded an option based primarily on the Committee's judgment that it is in the best interest of shareholders to provide incentive for the Chief Executive Officer in the form of stock options, in an amount that is appropriate relative to the options granted other executives, considering their abilities to influence corporate performance.

                                          COMPENSATION COMMITTEE
                                            Stanley W. Cheff
                                           Richard E. Cook
                                           Charles VanNamen
                                           Ronald A. VandenBerg

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for NASDAQ market (U.S. and foreign) and NASDAQ nonfinancial stocks. The graph assumes an investment of $100 on the last trading day of 1992, and reinvestment of dividends in all cases.

                               PERFORMANCE GRAPH

     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

     During 1997 members of the Company's Board of Directors received an annual retainer of $12,000, plus a meeting fee of $750 ($1,500 for chairpersons) for each meeting of the Board or a committee attended. In addition, each person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 10,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

     Directors who have served three or more terms (nine years) are eligible to become Directors Emeritus at such time as they no longer hold the position of a director of the Company, if elected to that position by the Board of Directors. Directors Emeritus are entitled to attend meetings of the Board, but they may not vote, and they are entitled to receive the directors' annual retainer, but no meeting fees. Director Emeritus status lasts for a period equal to the length of service as a director or until any earlier resignation or death.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company and its subsidiaries for the year ended January 3, 1998, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent accountants for the year ending January 2, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS -- 1999 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the 1999 Annual Meeting of the Shareholders of the Company must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 11, 1998, if the shareholder wishes the proposal to be included in the Company's Proxy Statement relating to that meeting.

MISCELLANEOUS

     The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM DUANE F. KLUTING, THE COMPANY'S VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 3100 44TH STREET, S.W., GRANDVILLE, MICHIGAN 49418.

     SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors
                                          DUANE F. KLUTING
                                          Secretary

April 8, 1998
Grandville, Michigan

                             X-RITE, INCORPORATED
                            3100 44th Street, S.W.
                          Grandville, Michigan 49418

                                    PROXY
           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Robert P. Cooper and Duane Kluting and each of them, as Proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse, all shares of common stock of X-Rite, Incorporated held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held on May 20, 1998, or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR A THREE-YEAR TERM AND FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

--------------------------------------------------------------------------------
  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?
__________________________                       ___________________________

__________________________                       ___________________________

__________________________                       ___________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE



----------------------------------------                    1. Election of Directors
     X-RITE, INCORPORATED                                                                            FOR ALL      WITH-      FOR ALL
----------------------------------------                                                             NOMINEES     HOLD       EXCEPT
                                                                        DR. PETER M. BANKS
                                                                           TED THOMPSON                [ ]         [ ]         [ ]
                                                                       RONALD A. VANDENBERG

Mark box at right if an address change or comment           NOTE:  If you do not wish your shares voted "For" a particular nominee,
has been noted on the reverse side of this card.   [ ]      mark the "For All Except" box and strike a line through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).


RECORD DATE SHARES:


                                                            2. To approve the proposed amendment to     FOR     AGAINST     ABSTAIN
                                                               the Articles of Incorporation.           [ ]       [ ]         [ ]





                                                            3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
                                                 ---------
   Please be sure to sign and date this Proxy.   Date
----------------------------------------------------------


----Shareholder sign here----------Co-owner sign here-----


--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD


                             X-RITE, INCORPORATED

Dear Shareholder,

Please take note of the important information enclosed with this Proxy
Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders scheduled for May 20, 1998.

Thank you in advance for your prompt consideration of these matters.



Sincerely,

X-RITE, INCORPORATED